Exhibit 99.1

BioSig Technologies Inc. Announces Proposed Public Offering

Los Angeles, CA, Aug. 13, 2025 (GLOBE NEWSWIRE) — BioSig Technologies, Inc. (“BioSig” or the “Company”) which recently merged with Streamex Exchange Corporation (“Streamex”) (NASDAQ: BSGM) today announced its intention to offer shares of common stock (or pre-funded warrants in lieu thereof) through an underwritten public offering. All of the shares of common stock (or pre-funded warrants in lieu thereof) are being offered by the Company. The completion of the offering remains subject to market conditions, with no assurance regarding its timing, size, or terms. The Company intends to use the net proceeds from the offering to purchase gold bullion in accordance with its investment policy, for working capital and for general corporate purposes.

Clear Street and Needham & Company, are acting as joint book-running managers of the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-276298) declared effective by the Securities and Exchange Commission (the “SEC”) on December 17, 2024. A preliminary prospectus supplement relating to the offering will be filed with the SEC, together with an accompanying base prospectus. The securities may be offered only by means of a written prospectus forming a part of the effective registration statement. Copies of the preliminary prospectus supplement relating to the offering, together with the accompanying base prospectus, may be obtained, when available, from the SEC’s website at http://www.sec.gov, from Clear Street , Attention: Syndicate, 4 World Trade Center 150 Greenwich St Floor 46 New York, NY 10007, or by email at syndicate@clearstreet.io, and Needham & Company, 250 Park Avenue, 10th Floor, New York, NY 10177, Attn: Prospectus Department, prospectus@needhamco.com or by telephone at (800) 903-3268

Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying base prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such preliminary prospectus supplement and the accompanying base prospectus, which provide more information about the Company and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. BioSig will not, and has been advised by the joint book-running managers that they and their affiliates will not, sell any of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Streamex

Streamex is a RWA and gold tokenization company building Institutional grade infrastructure to bring the gold market on chain, enabled by a gold denominated treasury and tokenization technology powering the gold market of tomorrow. Streamex is a wholly owned subsidiary of BioSig Technologies, Inc.

About BioSig Technologies

BioSig Technologies, Inc. is a medical device technology company with an advanced digital signal processing technology platform, the PURE EP™ Platform that delivers insights to electrophysiologists for ablation treatments of cardiovascular arrhythmias.

The PURE EP™ Platform enables electrophysiologists to acquire raw signal data in real-time—absent of unnecessary noise or interference—to maximize procedural success and minimize unnecessary inefficiencies. As physician advocates, we believe that the ability to maintain the integrity of intracardiac signals with precision and clarity without driving up procedural costs has never been more pertinent.

Forward Looking Statements

This press release may contain “forward-looking statements” — that is, statements related to future, not past events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements include, but are not limited to, statements regarding the Company’s anticipated public offering, including the completion of the public offering on the anticipated terms, if at all, and other statements that are not historical facts. Particular uncertainties that could adversely or positively affect our future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; risks involved in properly managing complex projects; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to whether we will be able to realize the benefits of the acquisition of Streamex; risks relating to whether shareholder approval of the acquisition of Streamex will be obtained; risks relating to whether we will be able to maintain compliance with Nasdaq’s listing criteria in connection with the acquisition of Streamex; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Contacts

Press & Investor Relations:

Ele Kauderer

ele@phoenixmgmtconsulting.com

Henry McPhie

CEO of BioSig, Co-Founder of Streamex

contact@Streamex.com

https://x.com/streamex

Source: BioSig Technologies, Inc.